    As filed with the Securities and Exchange Commission on April 28, 1997
                                                      Registration No. 333-20711
                                                                    333-20711-01

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        COMMERCIAL FEDERAL CORPORATION
           --------------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Nebraska                                             47-0658852
--------------------------------------------------------------------------------
   (State or other jurisdiction                               (I.R.S. Employer
 of incorporation or organization)                           Identification No.)

                              CFC PREFERRED TRUST
           ----------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

Delaware                                                        [Applied For]
--------------------------------------------------------------------------------
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization                             Identification No.)

                 2120 South 72nd Street, Omaha, Nebraska 68124
                                (402) 554-9200
  ----------------------------------------------------------------------------
   (Address, including zip code and telephone number, including area code of each of the registrant's principal executive offices)

                          James A. Laphen, President
                        Commercial Federal Corporation
                 2120 South 72nd Street, Omaha, Nebraska 68124
                                (402) 390-5361
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service for each of the registrants)

                                                       Copies To:
         Gary R. Bronstein, Esq.                       ----------
         Cynthia R. Cross, Esq.                  Elizabeth C. Hinck, Esq.
  Housley Kantarian & Bronstein, P.C.              Dorsey & Whitney LLP
   1220 19th Street, N.W., Suite 700              220 South Sixth Street
         Washington, DC 20036                     Minneapolis, MN 55402
            (202) 822-9611                            (612) 340-2600

       Approximate date of commencement of proposed sale to the public:
    From time to time after this registration statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________________

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

[_] ___________________________________

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                    Part II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

        Estimated expenses in connection with this offering are as follows:

          Securities and Exchange Commission registration fee......... $ 13,637
          Legal fees and expenses.....................................  100,000
         *Printing, postage and mailing...............................   75,000
         *Accounting fees and expenses................................   35,000
         *Trustee fees................................................   25,000
         *Blue Sky fees (including counsel fees)......................   10,000
         *Miscellaneous expenses......................................   16,363
                                                                       ---------
                                                                       $275,000
                                                                       =========

---------

* Estimated

Item 15.  Indemnification of Directors and Officers.

       Indemnification of Directors and Officers of the Bank

Federal Regulations clearly define areas for indemnity coverage, as follows:

       (a) Any person against whom any action is brought by reason of the fact that such person is or was a director or officer of the Bank shall be indemnified by the Bank for:

               (i) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by such person in connection with proceedings related to the defense or settlement of such action;

               (ii) Any amount for which such person becomes liable by reason of any judgment in such action;

               (iii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action to enforce his rights under this section, if the person attains a final judgment in favor of such person in such enforcement action.

       (b) Indemnification provided for in subparagraph (a) shall be made to such officer or director only if the requirements of this subparagraph are met:

               (i) The Bank shall make the indemnification provided by subparagraph (a) in connection with any such action which results in a final judgment on the merits in favor of such officer or director.

               (ii) The Bank shall make the indemnification provided by subparagraph (a) in case of settlement of such action, final judgment against such director or officer or final judgment in favor of such director or officer other than on the merits except in relation to matters as to which he shall be adjudged to be liable for negligence or misconduct in the performance of his duty, only if a majority of the directors of the Bank determines that such a director or officer was acting in good faith within what he was reasonably entitled to believe under the circumstances was the scope of his employment or authority and for a purpose which he was reasonably entitled to believe under the circumstances was in the best interest of the Bank or its shareholders.

However, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. No such indemnification shall be made if the OTS advises the Bank in writing, within such notice period, of its objection thereto.

       (c)  As used in this paragraph:

            (i) "Action" means any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review ;

            (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

            (iii) "Final Judgment" means a judgment, decree, or order which is appealable and as to which the period for appeal has expired and no appeal has been taken;

            (iv) "Settlement" includes the entry of a judgment by consent or by confession or upon a plea of guilty or of nolo contendere.


Indemnification of Directors and Officers of the Company

     Indemnification of directors and officers of the Company is provided under
Article VI of the Articles of Incorporation of the Company for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article VI of the Articles of Incorporation provides that an outside director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the Company to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not
                                                                        ---
limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Nebraska Business Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by the Company or its stockholders.
For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the Company through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

     The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

     Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the Company. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

     The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the shareholders.

     Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.


Item 16.  Exhibits.

        The exhibits filed as part of this Registration Statement are as follows:

*   1    Form of Purchase Agreement

*   4.1  Form of Junior Subordinated Indenture

*   4.2  Certificate of Trust of CFC Preferred Trust

*   4.3  Trust Agreement of CFC Preferred Trust

*   4.4  Form of Amended and Restated Trust Agreement of CFC Preferred Trust

* 4.5 Form of Preferred Security Certificate for CFC Preferred Trust (incorporated by reference to Exhibit E to Exhibit 4.4)

*   4.6  Form of Guarantee Agreement for CFC Preferred Trust

    5.1 Opinion of Housley Kantarian & Bronstein, P.C. regarding the legality of Junior Subordinated Debentures

* 5.2 Opinion of Richards, Layton & Finger, P.A. as to legality of Preferred Securities

    5.3 Opinion of Fitzgerald, Schorr, Barmettler & Brennan, P.C. regarding legality of Guarantee

    8 Opinion of Deloitte & Touche LLP as to certain federal income tax matters

*   12   Statement re: computation of ratio of earnings to fixed charges

    23.1 Housley Kantarian & Bronstein, P.C. (included in Exhibit 5.1)

    23.2 Consent of Deloitte & Touche LLP (included in Exhibit 8)

*   23.3 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)

    23.4 Consent of Fitzgerald, Schorr, Barmettler & Brennan, P.C. (included in
         Exhibit 5.3)

*   24   Power of Attorney (reference is made to the signature page of the
         Registration Statement)

* 25.1 Form T-1 Statement re: Eligibility of Harris Trust and Savings Bank to act as trustee under the Junior Subordinated Debentures

* 25.2 Form T-1 Statement of Eligibility of Harris Trust and Savings Bank to act as trust under the Amended and Restated Trust Agreement of CFC Preferred Trust

* 25.3 Form T-1 Statement of Eligibility of Harris Trust and Savings Bank to act as trustee under the Guarantee

-----------
*    Previously filed.



Item 17.  Undertakings.

The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to provide to the Underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     The undersigned registrants undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 28th day of April, 1997.

               COMMERCIAL FEDERAL CORPORATION


               By:  /s/ William A. Fitzgerald
                    -------------------------------------------------
                    William A. Fitzgerald,
                    Chairman of the Board and Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

Signature                         Capacity                     Date
---------                         --------                     ----

/s/ William A. Fitzgerald
-------------------------         Principal Executive Officer  April 28, 1997
William A. Fitzgerald             and Director
Chairman of the Board and
Chief Executive Officer


        *
-------------------------         Principal Financial          April 28, 1997
James A. Laphen                   Officer
President, Chief Operating
Officer and Chief Financial
Officer


        *                         Principal Accounting         April 28, 1997
-------------------------         Officer
Gary L. Matter
Senior Vice President, Controller
and Secretary


        *                         Director                     April 28, 1997
-------------------------
Talton K. Anderson


        *                         Director                     April 28, 1997
-------------------------
Robert F. Krohn

                                  Director                     April __, 1997
-------------------------
Charles M. Lillis


        *                         Director                    April 28, 1997
-------------------------
Carl G. Mammel


        *                         Director                    April 28, 1997
------------------------
Robert S. Milligan


        *                         Director                    April 28, 1997
------------------------
James P. O'Donnell


        *                         Director                    April 28, 1997
------------------------
Robert D. Taylor


                                  Director                    April __, 1997
------------------------
Aldo J. Tesi


*  By: /s/ William A. Fitzgerald
      ----------------------------------
   William A. Fitzgerald
   Attorney-in-Fact

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 28th day of April, 1997.

                                        CFC PREFERRED TRUST


                                        By:  COMMERCIAL FEDERAL CORPORATION,
                                             as Depositor


                                        By: /s/ James A. Laphen
                                           ------------------------------------
                                           James A. Laphen
                                           President